Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, July 26, 2022	INVESTOR RELATIONS CONTACT: Jay Schaefer - (808) 838-6751 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2022 Second Quarter Financial Results

HONOLULU — July 26, 2022 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2022.

“Strong demand in our domestic markets has been joined by an encouraging recovery from our international gateways in the second quarter" said Peter Ingram, Hawaiian Airlines President and CEO. "As we move into the summer travel peak every indication suggests a continuation of these positive trends. I am extremely proud of our team who continue to deliver the industry’s best reliability and service as we pursue our mission to connect people with aloha."

Financial Results

Second Quarter 2022

•The Company reported a GAAP net loss of $(36.8) million, and an adjusted net loss of $(46.1) million.
•The Company reported GAAP EPS of $(0.72), and adjusted EPS of $(0.90).
•The Company reported EBITDA of $12.9 million, and adjusted EBITDA of $1.1 million.

Second Quarter 2022 Highlights

Revenue Environment

The Company continued to enjoy strong demand throughout its domestic network and is seeing a solid recovery in its international network. The Company's premium products performed exceptionally well during the quarter, with both business/first class revenue and Extra Comfort revenue exceeding 2019 levels. The Company's overall operating revenue was down 2.9% from second quarter 2019 as its international network is still rebuilding.

Other revenue was up 26.6% compared to the second quarter of 2019 driven by a record quarter of cargo revenue and sales of HawaiianMiles.

Routes and Network

In April 2022 the Company announced it was resuming three-times-weekly nonstop service between Auckland, New Zealand and Honolulu, Hawai‘i starting July 2, 2022 and a seasonal increase in frequency between Seoul, South Korea and Honolulu for the summer of 2022.

In May 2022 the Company announced its plan to resume service between Honolulu’s Daniel K. Inouye International Airport (HNL) and Tokyo Haneda Airport (HND) beginning August 1. The Company also announced an increase in weekly flights between HNL and Narita Airport (NRT) and Osaka’s Kansai Airport (KIX) beginning in August.

During the second quarter of 2022, the Company operated at 87% of its 2019 second quarter system capacity, comprised of 115%, 80% and 31% capacity on its North America, Neighbor Island and International routes, respectively.

Liquidity and Capital Resources

As of June 30, 2022, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $1.5 billion
•$1.8 billion in liquidity, including its undrawn $235 million revolving credit facility
•Outstanding debt and finance lease obligations of $1.8 billion
•Air traffic liability of $784 million

Operational Excellence

The Company maintained its #1 national ranking for On-Time Performance for the 18th consecutive year in 2021, as reported in the U.S. Department of Transportation (DOT) Air Travel Consumer Report.

In July 2022, Travel + Leisure named Hawaiian Airlines Best Domestic Airline.

Environmental, Social and Corporate Governance

In May 2022, the Company issued its 2022 Corporate Kuleana (Responsibility) Report, providing updates on Environmental, Social and Governance performance and priorities, including new commitments to replace single-use plastics in cabin service by 2029 and to locally source 40% of food and beverage for its Hawai‘i-based catering operations by 2025.

In May 2022, the Company announced a strategic partnership with REGENT to support the initial design of its next-generation 100-person capacity all-electric seaglider known as the Monarch.

In June 2022, the Company announced a plan to jointly study the commercial viability of locally produced sustainable aviation fuels to replace all or a percentage of traditional fossil fuel-based jet fuel with fuel that is made with sustainable feedstocks.

In July 2022, the Company appointed Wendy Beck and Craig Vosburg to its Board of Directors.

Third Quarter 2022 Outlook

The Company expects its capacity for the quarter ending September 30, 2022 to be down approximately 5% to down 8% compared to the third quarter of 2019, mostly driven by the delay of the full restoration of its Japan network.

The Company expects its total revenue for the quarter ending September 30, 2022 to sequentially improve from the second quarter and be between down 3.5% to up 0.5% compared to the third quarter of 2019.

The Company expects its CASM excluding fuel and non-recurring items for the quarter ending September 30, 2022 to be consistent with the second quarter at up approximately 8% to 12% compared to the third quarter of 2019.

The Company's outlook for adjusted EBITDA for the quarter ending September 30, 2022 is $15 million to $75 million.

The table below summarizes the Company's expectations for the quarter ending September 30, 2022 expressed as an expected percentage change compared to the results for the quarter ended September 30, 2019.

Item	Third Quarter 2022 Guidance	GAAP Equivalent	GAAP Third Quarter 2022 Guidance
ASMs	Down 5% to 8%
Total Revenue	Down 3.5% to up 0.5%
Costs per ASM excluding fuel and non-recurring items (a)	Up 8% to 12%	Costs per ASM (a)	up 22% to 25%
Gallons of Jet Fuel Consumed	Down 7% to 10%
Fuel Price per Gallon (b)	$3.50
Adjusted EBITDA (c)	$15 million to $75 million	Net Income (c)

(a) See Table 3 for a reconciliation of GAAP operating expenses to operating expenses excluding fuel and non-recurring items.
(b) Fuel Price per Gallon estimates are based on the July 14, 2022 fuel forward curve.
(c) The Company is not providing a reconciliation of adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, as it is unable, without unreasonable efforts, to calculate certain special and non-recurring charges, which could have a significant impact on the GAAP measure.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Full Year 2022 Outlook

The table below summarizes the Company's expectations for the full year ending December 31, 2022 expressed as an expected percentage change compared to the results for the year ended December 31, 2019. Costs per ASM excludes any adjustments for labor agreements that are currently amendable or become amendable in 2022.

Item	Full Year 2022 Guidance	GAAP Equivalent	GAAP Full Year 2022 Guidance
ASMs	Down 11% to 8%
Costs per ASM excluding fuel and non-recurring items (a)	Up 12% to 15%	Costs per ASM (a)	Up 23% to 25.5%
Gallons of Jet Fuel Consumed	Down 14% to 11%
Fuel Price per Gallon (b)	$3.36
Effective Tax Rate	~19.5%
Capital Expenditures	$105 million to $125 million

(a) See Table under "Non-GAAP Reconciliation" for a reconciliation of GAAP costs per ASM to costs per ASM excluding fuel and non-recurring items.
(b) Fuel Price per Gallon estimates are based on the July 14, 2022 fuel forward curve.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today, July 26, 2022, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 18 years (2004-2021) reported by the U.S. Department of Transportation and was named the #1 U.S. airline by Condé Nast Traveler's 2021 Readers Choice Awards. Consumer surveys by Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 93rd year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 130 daily flights within the Hawaiian Islands, daily nonstop flights between Hawaiʻi and 16 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Japan, New Zealand, South Korea and Tahiti.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire. As Hawai‘i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company's ability, timing and progress in recovering from the impacts of COVID-19 pandemic; the continuation of recovery trends; future domestic and international demand for air travel; the Company's future routes and network changes; the Company's environmental commitments; the Company’s outlook for the quarter ending September 30, 2022 and twelve-months ending December 31, 2022; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; the duration of government-mandated and other restrictions on travel; the full effect that restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; geopolitical conflict; the price and availability of aircraft fuel; labor negotiations; supply chain constraints; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$617,463	$356,271	73.3%	$1,021,492	$493,740	106.9%
Other	74,402	54,510	36.5%	147,587	99,258	48.7%
Total	691,865	410,781	68.4%	1,169,079	592,998	97.1%
Operating Expenses:
Wages and benefits	205,686	170,858	20.4%	408,785	330,937	23.5%
Aircraft fuel, including taxes and delivery	226,892	83,840	170.6%	377,874	131,576	187.2%
Maintenance, materials and repairs	55,967	37,083	50.9%	111,617	71,335	56.5%
Aircraft and passenger servicing	35,631	25,730	38.5%	69,446	42,981	61.6%
Depreciation and amortization	34,333	35,113	(2.2)%	68,088	70,469	(3.4)%
Commissions and other selling	28,615	17,270	65.7%	49,262	28,679	71.8%
Aircraft rent	25,790	27,679	(6.8)%	52,066	57,520	(9.5)%
Other rentals and landing fees	37,041	27,339	35.5%	71,652	47,007	52.4%
Purchased services	33,757	23,771	42.0%	64,444	47,868	34.6%
Special items	—	8,983	(100.0)%	—	8,983	(100.0)%
Government grant recognition	—	(95,119)	(100.0)%	—	(242,389)	(100.0)%
Other	34,242	29,759	15.1%	69,739	52,721	32.3%
Total	717,954	392,306	83.0%	1,342,973	647,687	107.3%
Operating Income (Loss)	(26,089)	18,475	(241.2)%	(173,894)	(54,689)	218.0%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(24,517)	(30,315)		(49,554)	(54,008)
Interest income	6,562	1,345		10,996	2,594
Capitalized interest	1,060	776		2,112	1,460
Gains on fuel derivatives	—	—		—	217
Loss on extinguishment of debt	(8,568)	—		(8,568)	(3,994)
Other components of net periodic benefit cost	1,274	981		2,560	1,962
Other, net	4,344	444		15,590	21,340
Total	(19,845)	(26,769)		(26,864)	(30,429)
Loss Before Income Taxes	(45,934)	(8,294)		(200,758)	(85,118)
Income tax benefit	(9,160)	(2,117)		(41,175)	(18,250)
Net Loss	$(36,774)	$(6,177)		$(159,583)	$(66,868)
Net Loss Per Share
Basic	$(0.72)	$(0.12)		$(3.11)	$(1.33)
Diluted	$(0.72)	$(0.12)		$(3.11)	$(1.33)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,356	51,156		51,322	50,319
Diluted	51,356	51,156		51,322	50,319

Hawaiian Holdings, Inc.
Consolidated Balance Sheet (unaudited)

	June 30, 2022 (unaudited)	December 31, 2021
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$424,952	$490,561
Restricted cash	17,268	17,267
Short-term investments	1,117,417	1,241,752
Accounts receivable, net	89,256	92,888
Income taxes receivable	69,980	71,201
Spare parts and supplies, net	39,065	34,109
Prepaid expenses and other	75,091	66,127
Total	1,833,029	2,013,905
Property and equipment, less accumulated depreciation and amortization of $1,067,908 and $999,966 as of June 30, 2022 and December 31, 2021, respectively	1,905,715	1,957,623
Other Assets:
Assets held-for-sale	22,566	29,449
Operating lease right-of-use assets	497,214	536,154
Long-term prepayments and other	92,990	80,489
Intangible assets, net	13,500	13,500
Total Assets	$4,365,014	$4,631,120
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$148,583	$114,400
Air traffic liability and current frequent flyer deferred revenue	783,732	631,157
Other accrued liabilities	166,839	165,050
Current maturities of long-term debt, less discount	46,857	97,096
Current maturities of finance lease obligations	27,137	24,149
Current maturities of operating leases	76,344	79,158
Total	1,249,492	1,111,010
Long-Term Debt	1,598,553	1,704,298
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	85,679	100,995
Noncurrent operating leases	385,463	423,293
Accumulated pension and other post-retirement benefit obligations	154,302	160,817
Other liabilities and deferred credits	76,603	78,340
Noncurrent frequent flyer deferred revenue	304,798	296,484
Deferred tax liability, net	134,571	186,797
Total	1,141,416	1,246,726
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 51,385,436 and 51,233,369 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	514	512
Capital in excess of par value	271,909	269,575
Accumulated income	221,254	380,837
Accumulated other comprehensive loss, net	(118,124)	(81,838)
Total	375,553	569,086
Total Liabilities and Shareholders’ Equity	$4,365,014	$4,631,120

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Six months ended June 30,
	2022	2021
	(in thousands)
Net cash provided by Operating Activities	$31,665	$417,277
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(16,521)	(17,886)
Proceeds from the disposition of aircraft and aircraft related equipment	9,662	117
Purchases of investments	(575,191)	(862,001)
Sales of investments	635,385	280,007
Net cash provided by (used in) investing activities	53,335	(599,763)
Cash flows from Financing Activities:
Proceeds from the issuance of common stock	—	68,132
Long-term borrowings	—	1,251,705
Repayments of long-term debt and finance lease obligations	(149,019)	(342,151)
Debt issuance costs and discounts	—	(24,664)
Payment for taxes withheld for stock compensation	(1,589)	(1,712)
Other	—	1,837
Net cash provided by (used in) financing activities	(150,608)	953,147
Net increase (decrease) in cash and cash equivalents	(65,608)	770,661
Cash, cash equivalents, and restricted cash - Beginning of Period	507,828	509,639
Cash, cash equivalents, and restricted cash - End of Period	$442,220	$1,280,300

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended June 30,				Six months ended June 30,
	2022	2021		% Change	2022	2021		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,576	1,723		49.5%	4,606	2,456		87.5%
Revenue passenger miles (RPM)	3,862,507	2,764,719		39.7%	6,836,857	3,818,847		79.0%
Available seat miles (ASM)	4,505,285	3,546,316		27.0%	8,747,768	6,012,358		45.5%
Passenger revenue per RPM (Yield)	15.99 ¢	12.89 ¢		24.0%	14.94 ¢	12.93 ¢		15.5%
Passenger load factor (RPM/ASM)	85.7%	78.0%	7.7	pts.	78.2%	63.5%	14.7	pts.
Passenger revenue per ASM (PRASM)	13.71 ¢	10.05 ¢		36.4%	11.68 ¢	8.21 ¢		42.3%
Total Operations (a) :
Revenue passengers flown	2,584	1,730		49.4%	4,620	2,466		87.3%
Revenue passenger miles (RPM)	3,870,586	2,789,129		38.8%	6,858,150	3,851,446		78.1%
Available seat miles (ASM)	4,516,296	3,586,928		25.9%	8,779,344	6,068,574		44.7%
Operating revenue per ASM (RASM)	15.32 ¢	11.45 ¢		33.8%	13.32 ¢	9.77 ¢		36.3%
Operating cost per ASM (CASM)	15.90 ¢	10.94 ¢		45.3%	15.30 ¢	10.67 ¢		43.4%
CASM excluding aircraft fuel and non-recurring items (b)	10.87 ¢	11.00 ¢		(1.2)%	10.97 ¢	12.35 ¢		(11.2)%
Aircraft fuel expense per ASM (c)	5.03 ¢	2.34 ¢		115.0%	4.31 ¢	2.17 ¢		98.6%
Revenue block hours operated	47,477	39,250		21.0%	92,360	66,245		39.4%
Gallons of jet fuel consumed	57,494	44,442		29.4%	110,911	74,388		49.1%
Average cost per gallon of jet fuel (actual) (c)	$3.95	$1.89		109.0%	$3.41	$1.77		92.7%

(a)    Includes the operations of the Company's contract carrier under a capacity purchase agreement, which was indefinitely suspended in the first quarter of 2021 and terminated in the second quarter of 2021.
(b)    See Table 3 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(c)    Includes applicable taxes and fees.

Table 3.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net income (loss), adjusted operating expenses, adjusted diluted net income (loss) per share (EPS), CASM, PRASM, RASM, Passenger Revenue per RPM, and Adjusted EBITDA. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•During the three and six months ended June 30, 2021 the Company recognized $95.1 million and $242.4 million, respectively, in contra-expense related to grant proceeds under the federal Payroll Support Programs (Government grant recognition). The grant proceeds were recognized in proportion to estimated wages and benefits expense over the period to which the Payroll Support Programs relate.

•During the three and six months ended June 30, 2022, the Company recognized a $8.6 million loss on the extinguishment of its remaining outstanding Series 2020-1A and Series 2020-1B Equipment Notes. Loss on extinguishment of debt is excluded to allow investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

•Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•In January 2022, the Company reached a tentative agreement with the representatives of its International Association of Machinists and Aerospace Workers (IAM-M) and International Association of Machinists and Aerospace Workers - Clerical Division (IAM-C) employees. In February 2022, the Company received notice from IAM that the agreement was ratified by its members. The new CBA included a signing bonus of $2.1 million, which was recorded in wages and benefits. Negotiated as part of the new CBA, the Company offered a separation program for the IAM-M and IAM-C employees and recorded a one-time severance payment of $2.6 million, which was recorded in wages and benefits during the three months ended June 30, 2022.

•Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to the Company's functional currency.

•Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•During the three months ended June 30, 2022, the Company sold three ATR-72 aircraft and recorded a $2.6 million gain on sale of aircraft, which was recorded in other operating expense.

•During the six months ended June 30, 2021, the Company announced the termination of our 'Ohana by Hawaiian operations, which operated under a Capacity Purchase Agreement (CPA) with a third-party carrier. The termination did not meet the requirements of discontinued operations under ASC 205; however, the asset group met the requirements for, and was reclassified as Held-for-Sale on the Consolidated Balance Sheets. We fair valued the asset group resulting in the write-down of approximately $6.4 million. Additionally, we recorded an early termination charge associated with our CPA of approximately $2.6 million.
The Company believes that adjusting for the impact of the recognition of grant proceeds, changes in fair value of fuel and foreign currency derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, CBA ratification bonus, and the loss recognized on the extinguishment of debt helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended June 30,				Six months ended June 30,
	2022		2021		2022		2021
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
Net Loss, as reported	$(36,774)	$(0.72)	$(6,177)	$(0.12)	$(159,583)	$(3.11)	$(66,868)	$(1.33)
Adjusted for:
Government grant recognition	—	—	(95,119)	(1.86)	—	—	(242,389)	(4.82)
Loss on debt extinguishment	8,568	0.17	—	—	8,568	0.17	3,994	0.08
Changes in fair value of fuel derivative contracts	—	—	—	—	—	—	(382)	(0.01)
CBA related expense	2,574	0.05	—	—	4,678	0.09	—	—
Unrealized (gains) losses on foreign debt	(20,381)	(0.40)	92	—	(31,963)	(0.63)	(18,951)	(0.38)
Unrealized (gains) losses on non-designated foreign exchange positions	—	—	397	0.01	—	—	(1,352)	(0.03)
Gain on sale of aircraft	(2,578)	(0.05)	—	—	(2,578)	(0.05)	—	—
Special items	—	—	8,983	0.18	—	—	8,983	0.18
Tax effect of adjustments	2,482	0.05	17,986	0.35	4,472	0.09	52,520	1.04
Adjusted net loss	$(46,109)	$(0.90)	$(73,838)	$(1.44)	$(176,406)	$(3.44)	$(264,445)	$(5.27)

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in thousands)
Net Loss	$(36,774)	(6,177)	$(159,583)	(66,868)
Income tax benefit	(9,160)	(2,117)	(41,175)	(18,250)
Depreciation and amortization	34,333	35,113	68,088	70,469
Interest expense and amortization of debt discounts and issuance costs	24,517	30,315	49,554	54,008
EBITDA, as reported	12,916	57,134	(83,116)	39,359
Adjusted for:
Government grant recognition	—	(95,119)	—	(242,389)
Loss on extinguishment of debt	8,568	—	8,568	3,994
Changes in fair value of fuel derivative instruments	—	—	—	(382)
CBA related expense	2,574	—	4,678	—
Unrealized gain on non-designated foreign exchange positions	—	397	—	(1,352)
Unrealized (gains) losses on foreign debt	(20,381)	92	(31,963)	(18,951)
Gain on sale of aircraft	(2,578)	—	(2,578)	—
Special items	—	8,983	—	8,983
Adjusted EBITDA	$1,099	$(28,513)	$(104,411)	$(210,738)

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended June 30,				Six months ended June 30,
	2022		2021		2022		2021
	(in thousands, except CASM data)
GAAP Operating Expenses	$717,954		$392,306		$1,342,973		$647,687
Adjusted for:
Government grant recognition	—		95,119		—		242,389
CBA related expense	(2,574)		—		(4,678)		—
Gain on sale of aircraft	2,578		—		2,578		—
Special items	—		(8,983)		—		(8,983)
Operating Expenses excluding non-recurring items	$717,958		$478,442		$1,340,873		$881,093
Aircraft fuel, including taxes and delivery	(226,892)		(83,840)		(377,874)		(131,576)
Operating Expenses excluding fuel and non-recurring items	$491,066		$394,602		$962,999		$749,517
Available Seat Miles	4,516,296		3,586,928		8,779,344		6,068,574
CASM - GAAP	15.90	¢	10.94	¢	15.30	¢	10.67	¢
Aircraft fuel, including taxes and delivery	(5.03)		(2.34)		(4.31)		(2.17)
Government grant recognition	—		2.65		—		3.99
CBA related expense	(0.06)		—		(0.05)		—
Gain on sale of aircraft	0.06		—		0.03		—
Special items	—		(0.25)		—		(0.14)
CASM excluding fuel and non-recurring items	10.87	¢	11.00	¢	10.97	¢	12.35	¢

	Estimated three months ending September 30, 2022					Estimated twelve months ending December 31, 2022
	(in thousands, except CASM data)
GAAP operating expenses	$716,406		-	$758,922		$2,738,931		-	$2,886,081
Aircraft fuel, including taxes and delivery	(219,710)		-	(227,034)		(779,125)		-	(806,303)
Loss on sale of aircraft and equipment	—		-	—		(676)		-	(676)
CBA related expense	—		-	—		(4,678)		-	(4,678)
Adjusted operating expenses	$496,696		-	$531,888		$1,954,452		-	$2,074,424
Available seat miles	4,905,360		-	5,065,317		18,299,351		-	18,915,951
CASM - GAAP	14.60	¢	-	14.98	¢	14.97	¢	-	15.26	¢
Aircraft fuel, including taxes and delivery	(4.48)		-	(4.48)		(4.26)		-	(4.26)
Loss on sale of aircraft and equipment	—		-	—		—		-	—
CBA related expense	—		-	—		(0.02)		-	(0.02)
Adjusted CASM	10.12	¢	-	10.50	¢	10.69	¢	-	10.98	¢